                            STOCK PURCHASE AGREEMENT


                                     among:


                                ZITEL WORLD TRADE

                                ZITEL CORPORATION

                                HELL SAILS B.V.;

                                       and


                           PALMER & WEBB SYSTEMS B.V.


                            Dated as of June 30, 1997

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.   SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS . . . . . . .   1

      1.1    Sale and Purchase of Shares . . . . . . . . . . . . . . . . . .   1

SECTION 2.   PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . .   1

      2.1    Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . .   1
      2.2    Payment of Purchase Price . . . . . . . . . . . . . . . . . . .   1

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . . .   2

      3.1    Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      3.2    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      3.3    No Violation. . . . . . . . . . . . . . . . . . . . . . . . . .   3
      3.4    Financial Statements. . . . . . . . . . . . . . . . . . . . . .   4
      3.5    Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      3.6    Articles of Association; Records. . . . . . . . . . . . . . . .   5
      3.7    Capitalization, Etc.. . . . . . . . . . . . . . . . . . . . . .   5
      3.8    Absence of Certain Changes. . . . . . . . . . . . . . . . . . .   6
      3.9    Absence of Undisclosed Liabilities. . . . . . . . . . . . . . .   7
      3.10   No Litigation . . . . . . . . . . . . . . . . . . . . . . . . .   8
      3.11   Compliance With Laws. . . . . . . . . . . . . . . . . . . . . .   8
      3.12   Title to and Condition of Properties. . . . . . . . . . . . . .   8
      3.13   Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . .   9
      3.14   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      3.15   Contracts and Commitments . . . . . . . . . . . . . . . . . . .  10
      3.16   Employees and Labor Matters . . . . . . . . . . . . . . . . . .  11
      3.17   Sole Shareholder. . . . . . . . . . . . . . . . . . . . . . . .  12
      3.18   No Brokers or Finders . . . . . . . . . . . . . . . . . . . . .  12
      3.19   Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      3.20   Investment Representations. . . . . . . . . . . . . . . . . . .  12

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF BUYER.. . . . . . . . . . . .  14

      4.1    Corporate . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      4.2    Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      4.3    Issuance and Registration of Shares . . . . . . . . . . . . . .  14
      4.4    No Brokers or Finders . . . . . . . . . . . . . . . . . . . . .  14
      4.5    Financial Capacity. . . . . . . . . . . . . . . . . . . . . . .  14


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

5.    FURTHER COVENANTS OF SELLER AND PWBV.. . . . . . . . . . . . . . . . .  15

      5.1    Access to Information and Records . . . . . . . . . . . . . . .  15
      5.2    Conduct of Business Pending the Closing . . . . . . . . . . . .  15
      5.3    Other Action. . . . . . . . . . . . . . . . . . . . . . . . . .  16
      5.4    Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . .  16

6.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. . . . . . . . . . . . . .  16

      6.1    Representations and Warranties True on the Closing Date . . . .  16
      6.2    Compliance With Agreement . . . . . . . . . . . . . . . . . . .  16
      6.3    Absence of Suit . . . . . . . . . . . . . . . . . . . . . . . .  17
      6.4    Datametrics Transaction.. . . . . . . . . . . . . . . . . . . .  17

7.    CONDITIONS PRECEDENT TO SELLER'S AND PWBV'S OBLIGATIONS. . . . . . . .  17

      7.1    Representations and Warranties True on the Closing Date . . . .  17
      7.2    Compliance With Agreement . . . . . . . . . . . . . . . . . . .  17
      7.3    Absence of Suit . . . . . . . . . . . . . . . . . . . . . . . .  17
      7.4    Datametrics Transaction.. . . . . . . . . . . . . . . . . . . .  17
      7.5    UK Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

8.    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

      8.1    By Seller . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      8.2    By Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      8.3    Indemnification of Third-Party Claims . . . . . . . . . . . . .  18
      8.4    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      8.5    Deductible Amount . . . . . . . . . . . . . . . . . . . . . . .  20
      8.6    Maximum Liability . . . . . . . . . . . . . . . . . . . . . . .  20
      8.7    Treatment of Indemnification Payments . . . . . . . . . . . . .  20
      8.8    Survival of Representations and Warranties; Claims for
             Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  21
      8.9    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

9.    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

      9.1    Documents to be Delivered by Seller and PWBV. . . . . . . . . .  21
      9.2    Documents to be Delivered by Buyer. . . . . . . . . . . . . . .  22


                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

10.   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

      10.1   Right of Termination Without Breach . . . . . . . . . . . . . .  23
      10.2   Termination for Breach. . . . . . . . . . . . . . . . . . . . .  23

11.   RESOLUTION OF DISPUTES . . . . . . . . . . . . . . . . . . . . . . . .  24

      11.1   Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      11.2   Arbitrators . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      11.3   Procedures; No Appeal . . . . . . . . . . . . . . . . . . . . .  24
      11.4   Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      11.5   Entry of Judgment . . . . . . . . . . . . . . . . . . . . . . .  25
      11.6   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  25
      11.7   Continued Performance . . . . . . . . . . . . . . . . . . . . .  25
      11.8   Tolling . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

12.   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

      12.1   Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      12.2   Expenses to be Paid by Seller . . . . . . . . . . . . . . . . .  25
      12.3   Expenses to be Paid by Buyer. . . . . . . . . . . . . . . . . .  26
      12.4   Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      12.5   Costs of Litigation or Arbitration. . . . . . . . . . . . . . .  26

13.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

      13.1   Materiality . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      13.2   Announcements . . . . . . . . . . . . . . . . . . . . . . . . .  26
      13.3   Assignment; Parties in Interest . . . . . . . . . . . . . . . .  26
      13.4   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  27
      13.5   Amendment and Modification. . . . . . . . . . . . . . . . . . .  27
      13.6   Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      13.7   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .  28
      13.8   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  28
      13.9   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      13.10  Further Documents . . . . . . . . . . . . . . . . . . . . . . .  28
      13.11  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29


                                      iii.

EXHIBITS

EXHIBIT A           Definitions
EXHIBIT B           Purchase Price and Indemnification Escrow Agreement
EXHIBIT C           Balance Sheet
EXHIBIT D           Certificate of Buruma Maris
EXHIBIT E           Escrow Agreement
EXHIBIT F           Opinion of Cooley Godward LLP

DISCLOSURE LETTER

Schedule 3.1.2      Corporate Existence
Schedule 3.1.4      Qualification
Schedule 3.1.6      No Dissolution
Schedule 3.3        No Violation
Schedule 3.4        Financial Statements
Schedule 3.5.2      Tax Returns Filed
Schedule 3.5.3      Tax Audits
Schedule 3.5.4      Consolidated Group
Schedule 3.5.5      Other Tax Disclosures
Schedule 3.7.1      Capitalization
Schedule 3.8        Absence of Certain Changes
Schedule 3.9        Absence of Undisclosed Liabilities
Schedule 3.10       No Litigation
Schedule 3.11.1     Compliance With Laws
Schedule 3.11.2     Licenses and Permits
Schedule 3.12.1     Marketable Title
Schedule 3.12.2     Condition
Schedule 3.12.3     Real Property
Schedule 3.13       Bank Accounts
Schedule 3.14       Insurance
Schedule 3.15.1     Real Property Leases
Schedule 3.15.2     Personal Property Leases
Schedule 3.15.4     Contracts With Affiliates
Schedule 3.15.6     Loan Agreements
Schedule 3.15.7     Guarantees
Schedule 3.15.8     Other Material Contracts
Schedule 3.16.1     Employment Compensation
Schedule 3.16.2     Employee Benefit Plans

[The schedules listed above have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Upon request, the Company agrees to furnish supplementally, a copy of any of the omitted schedules to the Commission.]

                                       iv.

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of June 30, 1997, by and among ZITEL CORPORATION, a California corporation ("PARENT"), ZITEL WORLD TRADE, a California corporation and wholly-owned subsidiary of Parent ("BUYER"), HELL SAILS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands ("SELLER"), and PALMER & WEBB SYSTEMS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands and a wholly-owned direct subsidiary of Seller ("PWBV"). Certain capitalized terms used in this Agreement are defined on EXHIBIT A.

                                    RECITALS

     A. Seller owns 40 shares in the share capital of PWBV (the "SHARES"), which constitute all of the issued and outstanding capital stock of PWBV.

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares according to the terms set forth in this Agreement.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

SECTION 1.  SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

     1.1 SALE AND PURCHASE OF SHARES. At the Closing, Seller shall sell, assign, transfer and deliver the Shares to Buyer, and Buyer shall purchase and accept the delivery of the Shares from Seller, on the terms and subject to the conditions set forth in this Agreement.

SECTION 2.  PURCHASE PRICE

     2.1 PURCHASE PRICE. The aggregate purchase price payable by Buyer for the Shares (the "PURCHASE PRICE") shall be Two Million Two Hundred Thousand Dollars (USD $2,200,000) which shall consist of (i) One Million Dollars (USD $1,000,000) in cash, and (ii) One Million Two Hundred Thousand Dollars (USD $1,200,000) in common stock of Parent as determined in Section 2.2.2 below.

     2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer as follows:

            2.2.1 CASH TO SELLER. At the Closing, Buyer shall pay to Seller Seven Hundred Eighty-Thousand Dollars (USD $780,000) and shall deliver to the Escrow Agent USD $220,000 of the Indemnification Escrow Amount and the Purchase Price Escrow Amount (as such terms


                                       1.

are defined in the Purchase Price and Indemnification Escrow Agreement attached as EXHIBIT B hereto (the "PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT")).

            2.2.2 STOCK TO SELLER. At the Closing, Buyer shall deliver to Seller the number of shares of common stock of Buyer equal to the quotient of One Million Two Hundred Thousand Dollars (USD $1,200,000) DIVIDED by the average closing price of Parent's common stock, as reported in the Wall Street Journal (West Coast Edition), on June 12, 1997 through and including June 25, 1997 (the "ZITEL STOCK CONSIDERATION").

            2.2.3   METHOD OF PAYMENT.  All payments to Seller under this
Section 2.2 shall be made by wire transfer of immediately available funds to an account designated by the recipient not less than forty-eight (48) hours prior to the time for payment specified herein.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in a Schedule to the Disclosure Letter delivered hereunder or in any document referenced in the Disclosure Letter, and shall survive the Closing for a period of two (2) years, except with respect to those warranties set forth in Section 3.5 relating to tax matters which shall survive the Closing until the expiration of the applicable statute of limitations.

     3.1    CORPORATE.

            3.1.1 OWNERSHIP OF PWBV. Seller owns and has good and valid title to all of the outstanding shares of the capital stock of PWBV, free of any liens or encumbrances.

            3.1.2 CORPORATE EXISTENCE. Each of Seller and PWBV is a corporation duly incorporated, validly existing and duly registered under the laws of its incorporation. Attached as SCHEDULE 3.1.2 of the Disclosure Letter is a copy of the excerpt from the Commercial Register dated June 18, 1997, which is true and complete in all respects.

            3.1.3 CORPORATE POWER. Each of Seller and PWBV has all necessary corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered pursuant hereto and to carry out the transactions contemplated hereby and thereby. Each of Seller and PWBV has all necessary corporate power to carry on its business substantially as it is being conducted as of the date of this Agreement.

            3.1.4 QUALIFICATION. Each of Seller and PWBV is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. The countries and territories in which Seller and PWBV are licensed or qualified to do business are listed in SCHEDULE 3.1.4 of the Disclosure Letter


                                       2.

attached hereto. PWBV has not applied for a declaration of bankruptcy or a moratorium of payments, nor has PWBV been declared bankrupt or been granted a moratorium.

            3.1.5 NO SUBSIDIARIES. PWBV does not own any interest in any corporation, partnership or other entity.

            3.1.6 NO DISSOLUTION; LIQUIDATION, ETC. Neither the Board of Directors nor the holders of any class of outstanding capital stock of PWBV or Seller has adopted any resolution or taken any other action with respect to dissolution, liquidation or winding up of PWBV or Seller, no such resolution or other action is proposed, under consideration or contemplated, and there is no proceeding or other action pending or, to the knowledge of PWBV or Seller, threatened, proposed or contemplated by any court, administrative or governmental agency, instrumentality, commission, authority, board or body with respect to any dissolution, liquidation or winding up of PWBV or Seller, nor, to the Knowledge of Seller, is there any basis for any such proceeding or other action. Except as set forth on SCHEDULE 3.1.6 of the Disclosure Letter attached hereto, PWBV has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name other than "PALMER & WEBB SYSTEMS B.V."

     3.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholders of Seller. No other or further corporate act or proceeding on the part of Seller, its Board of Directors or any of its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto will constitute, valid binding agreements of Seller, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

     3.3 NO VIOLATION. Except as set forth on SCHEDULE 3.3 of the Disclosure Letter attached hereto, to the Knowledge of Seller, the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto, and the consummation by Seller of the transactions contemplated hereby and thereby (a) will not violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will not require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body, and
(c) subject to obtaining the consents referred to in SCHEDULE 3.3 of the Disclosure Letter attached hereto, will not violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 3.12.1 hereof) upon any of the assets of PWBV under, any term or provision of the Articles of Association of PWBV or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or


                                       3.

character to which PWBV or any shareholder of PWBV is a party or by which PWBV, any shareholder of PWBV or any of PWBV's assets or properties may be bound or affected.

     3.4 FINANCIAL STATEMENTS. Included as SCHEDULE 3.4 of the Disclosure Letter attached hereto are true and complete copies of the audited financial statements of PWBV consisting of balance sheets of PWBV as of December 31, 1996, 1995, and unaudited interim financial statements through April 30, 1997, consisting of the balance sheets, and cash flow and income statements, and the related statements of income and cash flows for the periods then ended (including the notes contained therein or annexed thereto) (collectively, including all notes and schedules contained therein or annexed thereto, the "FINANCIAL STATEMENTS"). The balance sheet of PWBV dated as of April 30, 1997 in the form of EXHIBIT C attached hereto is referred to herein as the "BALANCE SHEET". The Financial Statements have been reported on, and are accompanied by, the signed, unqualified opinions of Van Doesburg & Partners, independent auditors for PWBV for such years. The Financial Statements are true, complete and accurate, have been prepared by the accrual method in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of PWBV. The annual accounts of PWBV have always been timely determined by its shareholders and timely filed with the Commercial Register.

     3.5    TAX MATTERS.

            3.5.1 PROVISION FOR TAXES. The provision made for Taxes in the Balance Sheet is sufficient for the payment of all social security contributions on corporate income and wages and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed at the Balance Sheet Date, and for all years and periods prior thereto. Since the Balance Sheet Date, PWBV has not incurred any taxes other than taxes incurred in the Ordinary Course of Business consistent in type and amount with past practices of PWBV.

            3.5.2 TAX RETURNS FILED. Except as set forth on SCHEDULE 3.5.2 of the Disclosure Letter attached hereto, all tax returns required to be filed by or on behalf of PWBV have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. PWBV has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries, wages and other compensation, remuneration or benefits paid to the employees of PWBV.

            3.5.3 TAX AUDITS. The income tax returns of PWBV have been audited by the appropriate authorities with regard to corporate income tax, value added tax and wage tax for the periods and to the extent set forth in
SCHEDULE 3.5.3 of the Disclosure Letter attached hereto, and PWBV has not received from the authorities of any jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by PWBV. There are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report.


                                       4.

            3.5.4 CONSOLIDATED GROUP. SCHEDULE 3.5.4 of the Disclosure Letter attached hereto lists every year PWBV was a member of an affiliated group of corporations that filed a consolidated tax return on which the statute of limitations does not bar a tax assessment, and each corporation that has been part of such group.

            3.5.5 OTHER. Except as set forth in SCHEDULE 3.5.5 of the Disclosure Letter attached hereto, since December 31, 1996 PWBV has not applied for any tax ruling.

     3.6    ARTICLES OF ASSOCIATION; RECORDS.

            3.6.1 Seller has delivered to Buyer with regard to PWBV accurate and complete copies of:

                    (i) of its Articles of Association, including all amendments thereof, and the deed of its incorporation;

                    (ii) its shareholders register and all deeds of transfer relating to shares of its stock; and

                    (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of its shareholders, the board of directors and all committees of its board of directors.

There have been no meetings or other proceedings of the shareholders of either, the board of directors of or any committee of the board of directors of PWBV that are not fully reflected in such minutes or other records.

            3.6.2 There has not been any violation of any of the provisions of PWBV's Articles of Association or of any resolution adopted by its shareholders, board of directors or any committee of the board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

            3.6.3 The books of account, shareholders register, minute books and other records of PWBV are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of its records are in its actual possession and direct control. PWBV has and at all times had in place, an adequate and appropriate system of internal controls which is at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

     3.7    CAPITALIZATION, ETC.

            3.7.1 The authorized capital stock of PWBV consists of 200 shares of common stock and the issued and paid-up capital stock of PWBV consist of 40 shares of common stock (constituting all of the Shares). Seller has, and Buyer will acquire at the Closing, good and valid title to the Shares free and clear of any encumbrances. Seller owns all of the issued and


                                       5.

outstanding capital stock of PWBV. All of the Shares: (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and
(iii) have been issued in full compliance with all applicable laws. Except as set forth on SCHEDULE 3.7.1 of the Disclosure Letter attached hereto, there are no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the authorized and/or issued capital stock or other securities of PWBV; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of PWBV; (c) contract under which PWBV is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. There have not been issued any depositary receipts with respect to any shares of PWBV nor is there any agreement, commitment or resolution to that effect.

     3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 3.8 of the Disclosure Letter attached hereto, since the Balance Sheet Date there has not been:

            3.8.1 NO ADVERSE CHANGE. Any material adverse change in the financial condition, assets, liabilities, business or operations of PWBV.

            3.8.2 NO DAMAGE. Any loss, damage or destruction, whether covered by insurance or not, affecting PWBV's business or properties in excess of USD $5,000.

            3.8.3 NO INCREASE IN COMPENSATION. Any increase in the salaries, wages or other remuneration or compensation, or in any benefits payable or to become payable to any employee or agent of PWBV (including without limitation any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued.

            3.8.4 NO LABOR DISPUTES. Any labor dispute or disturbance between PWBV and any of PWBV's Employees (as hereinafter defined).

            3.8.5 NO COMMITMENTS. Any commitment or transaction by PWBV in excess of USD $5,000 (including without limitation any borrowing or capital expenditure) other than in the Ordinary Course of Business.

            3.8.6 NO DIVIDENDS. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of PWBV's capital stock, any redemption, purchase or other acquisition by Seller of any capital stock of PWBV, or any security relating thereto, or any other payment to any shareholder of PWBV as such a shareholder.

            3.8.7 NO ISSUANCE. Sold or otherwise issued any shares of capital stock or any other securities of PWBV.

            3.8.8 AMENDMENT. Any amendment to PWBV's Articles of Association or any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction to which PWBV has been a party.


                                       6.

            3.8.9 NO DISPOSITION OF PROPERTY. Any sale, lease or other transfer or disposition of any properties or assets of PWBV worth in excess of USD $5,000 in the aggregate, except for the sale of inventory items in the Ordinary Course of Business.

            3.8.10 NO INDEBTEDNESS. Any indebtedness for borrowed money incurred, assumed or guaranteed by PWBV involving more than USD $5,000 in the aggregate.

            3.8.11 NO LIENS. Any mortgage, pledge, lien or encumbrance made on any of the properties or assets of PWBV.

            3.8.12 NO AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by PWBV of any contract, or any waiver of material rights thereunder, other than in the Ordinary Course of Business.

            3.8.13 LOANS AND ADVANCES. Any loan or advance (other than advances to employees in the Ordinary Course of Business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any officer, director or employee of Seller, or PWBV or any Affiliate. For purposes of this Agreement, the term "AFFILIATE" shall mean and include: (a) any current or former shareholder, director or officer of Seller or PWBV; (b) any sibling, uncle, aunt, niece or nephew of any person described in clause (a); (c) any ancestor or lineal descendant of any person described in clauses (a) or (b); (d) any current or former spouse of any person described in clauses (a), (b) or (c) or any person who is a member of the same household of the person described in clauses (a), (b) or (c) or who has resided with such person for more than ten (10) days in any calendar year; (v) any ancestor or lineal descendant of any person described in clauses (a), (b), (c) or (d); and
(e) any entity or person in which any of the foregoing have a direct or indirect interest (except through ownership of less than five percent (5%) of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

            3.8.14 OFFICERS, DIRECTORS, EMPLOYEES. Any Employee Benefit Plan established or any bonus, profit-sharing or similar payment, or increase in wages, salary, commission, fringe benefits or other compensation or remuneration paid or accrued to any of PWBV's directors, officers or employees.

            3.8.15 CREDIT. Other than in the Ordinary Course of Business, any grant of credit by PWBV to any customer or distributor, any other change in the terms of any credit heretofore extended, or any other change of PWBV's policies or practices with respect to the granting of credit.

            3.8.16 NO UNUSUAL EVENTS. Any other event or condition not in the Ordinary Course of Business of PWBV.

     3.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in the Balance Sheet, or in SCHEDULE 3.9 of the Disclosure Letter attached hereto, PWBV does not have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than commercial


                                       7.

liabilities and obligations incurred since the Balance Sheet Date in the Ordinary Course of Business which in the aggregate have not and will not have a material adverse effect on the business, financial condition or results of operations of PWBV. Except as and to the extent described in the Balance Sheet or in SCHEDULE 3.9 of the Disclosure Letter attached hereto, neither PWBV nor Seller has Knowledge of any basis for the assertion against PWBV of any liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except commercial liabilities and obligations incurred in the Ordinary Course of Business.

     3.10 NO LITIGATION. Except as set forth in SCHEDULE 3.10 of the Disclosure Letter attached hereto, there is no action, suit, arbitration or other proceeding, investigation or inquiry pending or threatened against PWBV, its directors (in such capacity), shareholders (in such capacity), its business or any of its assets, nor does Seller or PWBV know, of any basis for any such proceedings, investigations or inquiries. SCHEDULE 3.10 of the Disclosure Letter attached hereto also identifies all such actions, suits, proceedings, investigations and inquiries to which PWBV, any of its directors or shareholders have been parties since December 31, 1996. Except as set forth in SCHEDULE 3.10 of the Disclosure Letter attached hereto, neither PWBV nor its business or assets is subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     3.11   COMPLIANCE WITH LAWS.

            3.11.1 COMPLIANCE. Except as set forth in SCHEDULE 3.11.1 of the Disclosure Letter attached hereto, to the Knowledge of Seller, PWBV (including each and all of its operations, practices, properties and assets) is in compliance with all applicable local and foreign laws, ordinances, orders, rules and regulations (collectively, "LAWS"), including without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising. Except as set forth in SCHEDULE 3.11.1 of the Disclosure Letter attached hereto, PWBV has not received notice of any violation or alleged violation of, and is subject to no liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing violation of, any Laws. All reports and returns required to be filed by PWBV with any governmental authority have been filed, and were accurate and complete when filed.

            3.11.2 LICENSES AND PERMITS. PWBV has all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of the business (as presently conducted and as proposed to be conducted) and operation of the facilities located at Marten Meesweg, 97 3068 AV Rotterdam. All such licenses, permits, approvals, authorizations and consents are described in
SCHEDULE 3.11.2 of the Disclosure Letter attached hereto and are in full force and effect. Except as set forth in SCHEDULE 3.11.2 of the Disclosure Letter attached hereto, PWBV (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.


                                       8.

     3.12   TITLE TO AND CONDITION OF PROPERTIES.

            3.12.1 MARKETABLE TITLE. PWBV has good and marketable title to all assets purported to be owned by it, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, lease purchase agreements, financing leases, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "LIENS") except those described in
SCHEDULE 3.12.1 of the Disclosure Letter attached hereto.

            3.12.2 CONDITION. Except as set forth on SCHEDULE 3.12.2 of the Disclosure Letter attached hereto, all tangible assets (real and personal) constituting the assets of PWBV are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the continuing and safe use thereof in the conduct of the normal operations of
PWBV), have been maintained consistent with the standards generally followed in the industry and applicable legal standards and are sufficient to carry on the business of PWBV as conducted during the preceding twelve (12) months.

            3.12.3 REAL PROPERTY. SCHEDULE 3.12.3 of the Disclosure Letter attached hereto set forth all real property owned by, leased by or subleased to PWBV (the "REAL PROPERTY"). Seller has delivered to Buyer correct and complete copies of the leases and subleases listed on SCHEDULE 3.12.3 of the Disclosure Letter attached hereto. To Seller's Knowledge, no portion of any of the Real Property has been used as a landfill or for storage or landfill of hazardous or toxic materials. Neither PWBV nor Seller has notice or Knowledge of any (a) planned or proposed increase in assessed valuations of any Real Property, (b) governmental agency or court order requiring repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat, (c) condition or defect which could give rise to an order of the sort referred to in (b) above, or (d) underground storage tanks, or any structural, mechanical, or other defects of material significance affecting any Real Property or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Real Property).

     3.13 BANK ACCOUNTS. SCHEDULE 3.13 of the Disclosure Letter attached hereto accurately sets forth (i) the names and locations of all banks and other financial institutions at which PWBV maintains an account as of the date of this Agreement, and (ii) the names of all individuals authorized to draw on or make withdrawals from such account.

     3.14 INSURANCE. Set forth in SCHEDULE 3.14 of the Disclosure Letter attached hereto is a complete and accurate list and description of all policies of fire, casualty, general liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of PWBV, true and correct copies of which have heretofore been delivered to Buyer. SCHEDULE 3.14 of the Disclosure Letter attached hereto includes any pending claims in excess of USD $5,000. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of PWBV, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated. No notice of cancellation or termination has been received with


                                       9.

respect to any such policy, and neither PWBV nor Seller has knowledge of any act or omission of PWBV which could result in cancellation of any such policy prior to its scheduled expiration date. PWBV has not been refused any insurance with respect to any aspect of the operations of the business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. PWBV has duly and timely made all claims it has been entitled to make under each policy of insurance. There is no claim by PWBV pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither PWBV nor Seller knows of any basis for denial of any claim under any such policy. PWBV has not received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. Such policies are sufficient in all material respects for compliance by PWBV with all requirements of law and with the requirements of all contracts to which PWBV is a party.

     3.15   CONTRACTS AND COMMITMENTS.

            3.15.1  REAL PROPERTY LEASES.  Except as set forth in
SCHEDULE 3.15.1 of the Disclosure Letter attached hereto, PWBV has no leases of real property.

            3.15.2  PERSONAL PROPERTY LEASES.  Except as set forth in
SCHEDULE 3.15.2 of the Disclosure Letter attached hereto, PWBV has no leases of personal property providing for lease payments in excess of USD $5,000 per annum.

            3.15.3 MAINTENANCE COMMITMENTS. Other than that General Terms of Agreement effective from April 1, 1997 between Unisys Nederland N.V. and PWBV (the "UNISYS AGREEMENT"), PWBV has no maintenance contracts or commitments to customers or distributors which in the aggregate are in excess of USD $37,000.

            3.15.4 CONTRACTS WITH AFFILIATES AND CERTAIN OTHERS. Except as disclosed in SCHEDULE 3.15.4 of the Disclosure Letter attached hereto, PWBV has no agreement, understanding, contract or commitment (written or oral) with any Affiliate or any employee, agent, consultant, distributor, dealer or franchisee that is not cancelable by PWBV on notice of not longer than thirty (30) days without liability, penalty or premium of any nature or kind whatsoever. No Affiliate has any direct or indirect interest in (a) any entity which does business with PWBV or is competitive with PWBV's business, or (b) any property, asset or right which is used by PWBV in the conduct of its business.

            3.15.5 POWERS OF ATTORNEY. PWBV has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

            3.15.6 LOAN AGREEMENTS. Except as set forth in SCHEDULE 3.15.6 of the Disclosure Letter attached hereto, PWBV is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.


                                       10.

            3.15.7 GUARANTEES. Except as disclosed on SCHEDULE 3.15.7 of the Disclosure Letter attached hereto, PWBV has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

            3.15.8 OTHER MATERIAL CONTRACTS. PWBV has no lease, contract or commitment of any nature involving consideration or other expenditure in excess of USD $10,000, or involving performance over a period of more than three months, or which is otherwise individually material to the operations of PWBV, except as listed in SCHEDULE 3.15.8 of the Disclosure Letter attached hereto or in any other Schedule of the Disclosure Letter attached hereto.

            3.15.9 NO DEFAULT. PWBV is not in default under the Unisys Agreement, or, to the Knowledge of Seller, under any other contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of PWBV's obligations or result in the creation of any Lien on any of the assets owned, used or occupied by PWBV. To the Knowledge of Seller, no third party is in default under any lease, contract or commitment to which PWBV is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

     3.16   EMPLOYEES AND LABOR MATTERS.

            3.16.1 EMPLOYMENT COMPENSATION. SCHEDULE 3.16.1 of the Disclosure Letter attached hereto contains a true and correct list of all employees to whom PWBV is paying compensation, including bonuses and incentives, at an annual rate in excess of NLG 50,000 for services rendered or otherwise; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

            3.16.2  EMPLOYEE BENEFIT PLANS.

                    (a)    DISCLOSURE.  PWBV has no "defined benefit" plan.
SCHEDULE 3.16.2 of the Disclosure Letter attached hereto sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies. SCHEDULE 3.16.2 of the Disclosure Letter attached hereto also lists and contains those provisions of all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by PWBV ("PWBV'S EMPLOYEES") with respect to intellectual property


                                       11.

developed by PWBV or PWBV's Employees, or with respect to obligations of confidentiality related to PWBV's affairs or property.

                    (b) PREMIUMS ADEQUATELY FUNDED. All pension premiums due have been paid and all pension obligations have been adequately insured and fully funded, including for the increase in pension obligations relating to the period prior to the Closing resulting from indexation or subsequent salary increase ("COMING BACK SERVICE").

                    (c) PAYMENTS AND COMPLIANCE. With respect to each employee benefit plan, (i) all payments due from PWBV to date have been made and all amounts properly accrued to date as liabilities of PWBV which have not been paid have been properly recorded on the books of PWBV and are reflected in the Balance Sheet; (ii) PWBV has complied with, and each such employee benefit plan conforms in form and operation to, all applicable laws and regulations, in all respects and all reports and if required information relating to such employee benefit plan required to be filed, and (iii) all untaken holidays have been adequately accrued and provided for in the Balance Sheet.

                    (d) NO TRIGGERING OF OBLIGATIONS. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of PWBV to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in Buyer being or becoming liable to any PWBV's Employee or liable for any amount owed to any employee benefit plan.

     3.17 SOLE SHAREHOLDER. Seller owns one hundred percent (100%) of the issued and outstanding capital stock of PWBV.

     3.18 NO BROKERS OR FINDERS. Neither Seller or PWBV nor any of their directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     3.19 DISCLOSURE. No representation or warranty by Seller in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Seller pursuant to this Agreement, nor any document or certificate delivered to Buyer pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any officer's certificate, the Disclosure Letter or agreement described in Section 6 herein delivered by or on behalf of Seller and/or PWBV shall be deemed representations and warranties by Seller.

     3.20 INVESTMENT REPRESENTATIONS. Seller understands that following the Closing, Parent will file a registration on Form S-3, or any successor to Form S-3 ("FORM S-3") or any similar short-form registration statement as would permit or facilitate the sale and distribution by Seller


                                       12.

of the Zitel Stock Consideration. Seller understands and acknowledges that until the effectiveness of the Form S-3, the Zitel Stock Consideration has not been registered under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"). Seller also understands and acknowledges that the Zitel Stock Consideration is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Seller's representations contained in this Agreement. Seller hereby represents and warrants as follows:

            3.20.1 SELLER BEARS ECONOMIC RISK. Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that it is capable of evaluating the merits and risks of its investment in Parent and has the capacity to protect its own interests. Seller must bear the economic risk of this investment indefinitely unless the Zitel Stock Consideration is registered pursuant to the Securities Act, or an exemption from registration is available. Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Seller to transfer all or any portion of the Zitel Stock Consideration under the circumstances, in the amounts or at the times Seller might propose.

            3.20.2 ACQUISITION FOR OWN ACCOUNT. Seller is acquiring the Zitel Stock Consideration for Seller's own account for investment only, and not with a view towards their distribution.

            3.20.3 SELLER CAN PROTECT ITS INTEREST. Seller represents that by reason of its, or of its management's, business or financial experience, Seller has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Seller is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

            3.20.4 ACCREDITED INVESTOR. Seller represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

            3.20.5 PARENT INFORMATION. Seller has received and read Parent's Form 10-K for the fiscal year ended December 31, 1996 and Form 10-Q for the quarter ended March 31, 1997 and has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Seller has also had the opportunity to ask questions of and receive answers from, Parent and its management regarding the terms and conditions of this investment.

            3.20.6 RULE 144. Seller acknowledges and agrees that the Zitel Stock Consideration must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Seller has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Parent, the resale occurring following the required holding period under Rule


                                       13.

144 and the number of shares being sold during any three-month period not exceeding specified limitations.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     Each of Parent and Buyer, where appropriate, make the following representations and warranties to Seller and PWBV, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Seller or any notice to Seller, and shall survive the Closing of the transactions provided for herein.

     4.1    CORPORATE.

            4.1.1 ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

            4.1.2 CORPORATE POWER. It has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and Parent to carry out the transactions contemplated hereby and thereby.

     4.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors. No other corporate act or proceeding on the part of Buyer or Parent or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer and Parent pursuant hereto will constitute, valid and binding agreements of Buyer and Parent, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

     4.3 ISSUANCE AND REGISTRATION OF SHARES. The Zitel Stock Consideration will be duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. Within sixty
(60) days from the Closing Date, Parent shall file a Form S-3 covering the Zitel Stock Consideration with the SEC.

     4.4 NO BROKERS OR FINDERS. Neither Buyer nor Parent nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     4.5 FINANCIAL CAPACITY. Buyer has the financial means necessary to consummate the transactions contemplated hereunder.


                                       14.

5.   FURTHER COVENANTS OF SELLER AND PWBV.

     Each of Seller and PWBV covenant and agree as follows:

     5.1 ACCESS TO INFORMATION AND RECORDS. During the period prior to the Closing, PWBV shall give Buyer, its counsel, accountants and other representatives (a) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of PWBV for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and PWBV shall furnish or cause to be furnished to Buyer and its representatives all information with respect to the business and affairs of PWBV as Buyer may reasonably request); (b) access to employees, agents and representatives for the purposes of such meetings and communications as Buyer reasonably desires; and
(c) with the prior consent of PWBV in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, manufacturers of its machinery and equipment, and others having business dealings with PWBV.

     5.2 CONDUCT OF BUSINESS PENDING THE CLOSING. From the date hereof until the Closing, except as otherwise approved in writing by Buyer, such approval not to be unreasonably withheld:

            5.2.1 NO CHANGES. PWBV will use its best efforts to carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

            5.2.2 MAINTAIN ORGANIZATION. PWBV will use its best efforts to take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of PWBV and will use its best efforts to preserve the business organization of PWBV intact, to keep available to Buyer the present officers and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with PWBV.

            5.2.3 NO BREACH. PWBV will not do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller herein, or which would have required disclosure on
SCHEDULE 3.8 of the Disclosure Letter attached hereto had it occurred after the Balance Sheet Date and prior to the date of this Agreement.

            5.2.4 NO MATERIAL CONTRACTS. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of assets (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of PWBV, except contracts, commitments, purchases or sales which (a) are (1) contracts or commitments for the purchase of, and purchases of, raw materials and supplies made in the Ordinary Course of Business, (2) contracts or commitments for the sale of, and sales of, product or inventory in the Ordinary Course of Business, or (3) other contracts, commitments, purchases or sales in the Ordinary Course of Business, AND (b) are not material to PWBV (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Letter had they been in existence on the date of this Agreement.


                                       15.

            5.2.5 NO CORPORATE CHANGES. Seller shall not amend the Articles of Association of PWBV, make any changes in authorized or issued capital stock, or take or commence the taking of any action with respect to the dissolution, liquidation or winding up of PWBV or Seller.

            5.2.6 MAINTENANCE OF INSURANCE. PWBV shall maintain all of the insurance in effect as of the date hereof.

            5.2.7 MAINTENANCE OF PROPERTY. PWBV shall use, operate, maintain and repair all property of PWBV in a normal business manner.

            5.2.8   NO NEGOTIATIONS.   Neither Seller nor PWBV will directly or
indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of PWBV or Seller, the assets of PWBV or Seller or business or any part thereof or any equity securities of PWBV or Seller (an "ACQUISITION PROPOSAL"), and Seller and PWBV shall immediately advise Buyer of the receipt of any Acquisition Proposal.

     5.3 OTHER ACTION. Seller and PWBV shall use their best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

            DISCLOSURE. Seller and PWBV shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Letter, but no such update shall be deemed to supplement or amend any Schedule for the purpose of determining whether any of the conditions set forth in Section 6 have been satisfied.

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. Each of the representations and warranties made by Seller in this Agreement, and the statements contained in the Disclosure Letter or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date without giving effect to any update of the Disclosure Letter, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

     6.2 COMPLIANCE WITH AGREEMENT. Seller and PWBV shall have in all material respects performed and complied with all of their agreements and obligations under this


                                       16.

Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in
Section 9.1 hereof.

     6.3 ABSENCE OF SUIT. No action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Buyer, Seller or PWBV or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

     6.4 DATAMETRICS TRANSACTION. All conditions to Buyer's obligation to consummate the transactions between Buyer and Datametrics System Corporation ("DATAMETRICS") described in that certain Asset Purchase Agreement between Buyer and Datametrics shall have been satisfied or waived by Buyer.

7.   CONDITIONS PRECEDENT TO SELLER'S AND PWBV'S OBLIGATIONS.

     Each and every obligation of Seller and PWBV to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

     7.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. Each of the respective representations and warranties made by Buyer and Parent in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

     7.2 COMPLIANCE WITH AGREEMENT. Buyer and Parent shall have in all material respects performed and complied with all agreements and obligations under this Agreement which are to be performed or complied with by Buyer and/or Parent prior to or on the Closing Date, including the delivery of the closing documents specified in Section 9.2 hereof.

     7.3 ABSENCE OF SUIT. No action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Buyer, Seller or PWBV or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

     7.4 DATAMETRICS TRANSACTION. All conditions to Buyer's obligation to consummate the transactions between Buyer and Datametrics described in that certain Asset Purchase Agreement between Buyer and Datametrics shall have been satisfied or waived by Buyer.

     7.5 UK CLOSING. All conditions to the obligation of the parties to consummate the transactions between Zitel Limited, Palmer & Webb Systems Ltd. and Moebius Business


                                       17.

Training Ltd. described in that certain Asset Purchase Agreement between Buyer and such parties (the "UK ASSET PURCHASE AGREEMENT") shall have been satisfied or waived by such parties.

8.   INDEMNIFICATION.

     8.1 BY SELLER. Subject to the terms and conditions of this Article 8, Seller hereby indemnifies, defends and holds harmless Buyer, and its directors, officers, employees and controlled and controlling persons ("BUYER'S AFFILIATES"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer or Buyer's Affiliates, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement or in any officer's certificate, the Disclosure Letter or agreement described in Section 6 herein (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Seller or PWBV contained in this Agreement or in any officer's certificate, the Disclosure Letter or agreement described in Section 6 herein (regardless of whether such breach is deemed "material"); (c) any Claim of or against Seller or PWBV. As used in this
Article 8, the term "CLAIM" shall include (a) all debts, liabilities and obligations; (b) all losses, damages (including without limitation consequential damages), judgments, awards, settlements, costs and expenses (including without limitation interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys fees and expenses) and shall be net of any insurance or tax recoveries by Buyer of the amount of any such Claim; and (c) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid. Seller acknowledges and agrees that, if there is any Claim relating to PWBV's business, condition, assets, liabilities, operations, financial performance, net income (or any aspect or portion thereof), then Buyer shall be deemed, by virtue of its ownership of the Shares, to have incurred damages as a result of such Claim.

     8.2 BY BUYER. Subject to the terms and conditions of this Article 8, Buyer hereby agrees to indemnify, defend and hold harmless Seller, its directors, officers, employees and controlling persons, and shareholders from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material"); or (b) the breach of any covenant of Buyer contained in this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby (regardless of whether such breach is deemed "material").

     8.3 INDEMNIFICATION OF THIRD-PARTY CLAIMS. The obligations and liabilities of any party to indemnify any other under this Article 8 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

            8.3.1 NOTICE AND DEFENSE. The party or parties to be indemnified (whether one or more, the "INDEMNIFIED PARTY") will give the party from whom indemnification is sought (the "INDEMNIFYING PARTY") written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by the Indemnified Party. Failure to


                                       18.

give such notice shall not affect the Indemnifying Party's duty or obligations under this Article 8, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not compromise or settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, or its representatives for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

            8.3.2 FAILURE TO DEFEND. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

            8.3.3 INDEMNIFIED PARTY'S RIGHTS. Anything in this Section 8 to the contrary notwithstanding, (a) if there is a reasonable probability that a Claim may materially and adversely affect Buyer other than as a result of money damages or other money payments for such Claim, or if the amount of the Claim being asserted exceeds (in Buyer's judgment) by more than USD $200,000 the insurance coverage which has been admitted by the applicable insurance carriers, Buyer shall have the sole right to defend, compromise or settle such Claim and shall be entitled to recover from Seller for such amounts, (b) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (c) Buyer shall have the exclusive right to defend and settle breach of warranty claims for products.

     8.4 PAYMENT. Subject to the terms of the Purchase Price and Indemnification Escrow Agreement, the Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 8, which payment may be accomplished in whole or in part, to the extent that the Indemnified Party owes any amount to the Indemnifying Party, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this
Article 8 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set-off until the date of such payment at the Prime Rate set by Comerica Bank - California at its San Francisco, California office. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified


                                       19.

Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

     8.5 DEDUCTIBLE AMOUNT. Without limiting the effect of any of the other limitations set forth herein, Seller shall not be required to make any indemnification payment hereunder with respect to any breach of any of its representations and warranties, except to the extent that the cumulative amount of the Damages actually incurred by Buyer as a direct result of all such breaches of such representations and warranties during the period from (a) the Closing Date until 5:00 p.m. (Pacific Standard Time) on the first anniversary of the Closing Date (the "FIRST ANNIVERSARY DATE") (such period being referred to as the "FIRST PERIOD") actually exceeds the First Period Deductible Amount, and
(b) the first day following the First Anniversary Date until 5:00 p.m. (Pacific Standard Time) on the second anniversary of the Closing Date (such period being referred to as the "SECOND PERIOD") actually exceeds the Second Period Deductible Amount; and Seller shall only be required to pay, and shall only be liable for, the amount by which the cumulative amount of the Damages actually incurred by Buyer as a direct result of all such breaches of such representations and warranties actually exceeds the First Period Deductible Amount or the Second Period Deductible Amount, as appropriate. The "FIRST PERIOD DEDUCTIBLE AMOUNT" shall be USD $37,500 and the "SECOND PERIOD DEDUCTIBLE AMOUNT" shall be USD $6,250.

     8.6 MAXIMUM LIABILITY. The total amount of the payments that Seller can be required to make under or in connection with this Agreement (including all indemnification payments required to be made to Buyer and all amounts payable to any counsel retained by Seller in accordance with Section 8.3), excluding Claims arising solely from software produced by Datametrics (the determination of which shall be in the sole discretion of Buyer) where Seller has acted only as a distributor of such software, shall be limited in the aggregate (including the Indemnification Escrow Amount) to a maximum of: (a) USD $312,500 during the First Period; (b) USD $125,000, less any amount paid by Seller during the First Period, during the Second Period; and (c) Zero Dollars (USD $0) thereafter.

     8.7 TREATMENT OF INDEMNIFICATION PAYMENTS. The parties shall treat all indemnification payments as either a reimbursement to the party making the original payment or as a reduction in the Purchase Price paid by Buyer, as appropriate, to achieve the most beneficial tax and accounting treatment for both parties. In the event that treating the payment as either reimbursement or a reduction of the Purchase Price will have a positive tax and accounting effect for one of the parties and no negative tax or accounting effect for the other party, the payment shall be so treated. If one party will benefit from one form of treatment at the expense of the other, the parties shall treat the payment for tax and accounting purposes to minimize taxes and in a manner which favors the Indemnified Party.

     8.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CLAIMS FOR INDEMNIFICATION. All representations and warranties made by Seller or by Buyer in this Agreement, or in any officer's


                                       20.

certificate, the Disclosure Letter or agreement described in Sections 6 or 7 herein, shall survive the Closing and any investigation at any time made by or on behalf of Seller or Buyer, as the case may be. All such representations and warranties shall expire on the second anniversary of the Closing Date, except with respect to claims, if any, (a) asserted in writing prior to such second anniversary identified as a Claim for indemnification pursuant to this
Section 8, or (b) which are based upon the representations and warranties of Seller relating to taxes, which shall survive until the applicable statute of limitations has expired.

     8.9 NO WAIVER. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material".

9.   CLOSING.

     The closing of this transaction (the "CLOSING") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California, at 7:00 a.m. (Pacific Standard Time) on June 30, 1997, or at such other time and place as the parties hereto shall agree upon (the "CLOSING DATE").

     9.1 DOCUMENTS TO BE DELIVERED BY SELLER AND PWBV. At the Closing, Seller and PWBV shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

            9.1.1 POWERS OF ATTORNEY. Irrevocable powers of attorney, duly executed, authorizing any employer of Ekelmans Den Hollander to execute the deed of transfer relating to the Shares.

            9.1.2 COMPLIANCE CERTIFICATE. A certificate signed by the chief executive officer of Seller that each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that Seller has performed and complied with all of its obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date. A certificate signed by the managing director of PWBV that PWBV has performed and complied with all of its obligations under this Agreement which are to be performed and complied with on or prior to the Closing Date.

            9.1.3 CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the Board of Directors and shareholders of Seller authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

            9.1.4 ARTICLES. A copy of the certified Articles of Association of Seller and PWBV.


                                       21.

            9.1.5 INCUMBENCY CERTIFICATE. Incumbency certificates relating to each person executing any document executed and delivered by Seller or PWBV hereunder.

            9.1.6 SELLER CERTIFICATE. A written certificate prepared by Buruma Maris, addressed to Buyer and dated as of the Closing Date relating to Seller, substantially in the form of EXHIBIT D hereto.

            9.1.7 PWBV CERTIFICATE. A written certificate prepared by Ekelmans Den Hollander, addressed to Buyer and dated as of the Closing Date relating to the sale of the Shares.

            9.1.8 ESCROW AGREEMENT. The Escrow Agreement duly executed by Seller and PWBV and the Escrow Agent in the form of EXHIBIT E hereto.

            9.1.9 PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT. The Purchase Price and Indemnification Escrow Agreement duly executed by Seller and PWBV.

           9.1.10 OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

     9.2 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Seller and PWBV the following documents, in each case duly executed or otherwise in proper form:

            9.2.1 CASH PURCHASE PRICE. To Seller and Escrow Agent wire transfers as required by Section 2.2.3 hereof.

            9.2.2 POWERS OF ATTORNEY. Irrevocable powers of attorney, duly executed, authorizing any employer of Ekelmans Den Hollander to execute the deed of transfer relating to the Shares.

            9.2.3 COMPLIANCE CERTIFICATE. A certificate signed by the chief executive officer of Buyer and Parent that the representations and warranties made by Buyer and Parent in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Seller), and that Buyer and Parent have performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

            9.2.4 CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Parent and Buyer authorizing and approving this Agreement and the other agreements, documents and instruments described herein and the consummation of the transactions contemplated by this Agreement.


                                       22.

            9.2.5 INCUMBENCY CERTIFICATE. Incumbency certificates relating to each person executing any document executed and delivered by Buyer hereunder.

            9.2.6 OPINION OF COUNSEL. A written opinion of Cooley Godward LLP, counsel to Buyer and Parent, dated as of the Closing Date, addressed to Seller, in substantially the form of EXHIBIT F hereto.

            9.2.7 ESCROW AGREEMENT. The Escrow Agreement duly executed by Buyer and the Escrow Agent in the form of EXHIBIT E hereto.

            9.2.8 OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request.

10.  TERMINATION.

     10.1 RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the
Closing:

            10.1.1  by the mutual written agreement of Buyer and Seller; or

            10.1.2 by either Buyer or Seller if the Closing shall not have occurred on or before that date which is thirty (30) days after the date of this Agreement, or if such date is not a Business Day, the first Business Day thereafter, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

     10.2   TERMINATION FOR BREACH.

            10.2.1 TERMINATION BY BUYER. If (a) there has been a material violation or breach by Seller or PWBV of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (b) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or (c) Seller shall have attempted to terminate this Agreement under this Article 10 or otherwise without grounds to do so, then Buyer may, by written notice to Seller at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in
Section 10.2.3 hereof.

            10.2.2 TERMINATION BY SELLER. If (a) there has been a material violation or breach by Buyer or Parent of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Seller, or (b) there has been a failure of satisfaction of a condition to the obligations of Seller which has not been so waived, or (c) Buyer shall have attempted to terminate this Agreement under this Article 10 or otherwise without grounds to do so, then Seller may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in
Section 10.2.3 hereof.


                                       23.

            10.2.3 EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Section 10.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including without limitation consequential damages), costs and expenses (including without limitation interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under Article 12 of this Agreement shall survive termination.

11.  RESOLUTION OF DISPUTES.

     11.1 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms, or any claim that the execution and delivery of such agreements constituted a violation of the securities laws of any state or the United States or any claim for damages or rescission of this Agreement for fraud, misrepresentation or violation of any such securities laws, shall be settled by binding arbitration held in San Francisco, California, accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 11.

     11.2 ARBITRATORS. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed USD $250,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

     11.3 PROCEDURES; NO APPEAL. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

     11.4 AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).


                                       24.

     11.5 ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Seller, Buyer, PWBV, Parent and the shareholders of each entity hereby submit to the in personam jurisdiction of the Federal and State courts in California, for the purpose of confirming any such award and entering judgment thereon.

     11.6 CONFIDENTIALITY. All proceedings under this Article 11, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

     11.7 CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Article 11 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of setoff provided in Section 8.4 hereof.

     11.8 TOLLING. All applicable statues of limitation shall be tolled while the procedures specified in this Article 11 are pending. The parties will take such action, if any, required to effectuate such tolling.

12.  EXPENSES.

     Regardless of whether or not the transactions contemplated hereby are consummated:

     12.1 BROKERAGE. Seller, PWBV, Buyer and Parent each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein. Buyer agrees to hold Seller and PWBV harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of Buyer in connection with the execution of this Agreement or the transactions provided for herein. Seller and PWBV jointly and severally, agree to hold Buyer harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of any Seller or PWBV in connection with the execution of this Agreement or the transactions provided for herein.

     12.2 EXPENSES TO BE PAID BY SELLER. Seller shall pay, and shall indemnify, defend and hold Buyer harmless from and against, each of the following:

            12.2.1 TRANSFER TAXES. Any sales, use, excise, transfer, income or other similar tax imposed upon Seller with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

            12.2.2 PROFESSIONAL FEES. All fees and expenses of Seller's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby. Buyer acknowledges that Seller will pay for such transaction expenses from Seller's operating accounts.


                                       25.

     12.3 EXPENSES TO BE PAID BY BUYER. Buyer shall pay, and shall indemnify, defend and hold Seller harmless from and against, each of the following:

            12.3.1 STAMP DUTY/FILING FEES. Any stamp duty, filing fees and windup costs imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

            12.3.2 PROFESSIONAL FEES. All fees and expenses of Buyer's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

     12.4 OTHER. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

     12.5 COSTS OF LITIGATION OR ARBITRATION. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 11.4 hereof) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

13.  MISCELLANEOUS.

     13.1 MATERIALITY. For purposes of Sections 3, 5, 6, and 8.1 of this Agreement and for purposes of EXHIBIT A to this Agreement, a contract, obligation, liability, transaction, change, breach, encumbrance, proceeding or other matter or event shall not be deemed to be "material" unless the existence or occurrence of such matter or event would, by itself, (a) cause a reasonable purchaser to reverse its decision to enter into a transaction of the type contemplated by this Agreement.

     13.2 ANNOUNCEMENTS. Announcements concerning the transactions provided for in this Agreement by either Seller or Buyer shall be subject to the approval of the other in all essential respects, except that Seller's approval shall not be required as to any statements and other information which Buyer may submit to the SEC, the California Securities Commission or be required to make pursuant to any rule or regulation of the SEC or any state or local securities regulatory board, or otherwise required by law.

     13.3 ASSIGNMENT; PARTIES IN INTEREST. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Seller hereunder. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall


                                       26.

be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

     13.4 GOVERNING LAW. This Agreement shall be construed and interpreted according to the internal laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

     13.5 AMENDMENT AND MODIFICATION. Buyer, Parent, Seller and PWBV may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     13.6 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified international courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

            (a)     If to Buyer or PWBV, to:

                    Zitel Corporation
                    47211 Bayside Parkway
                    Fremont, CA  94538
                    Attention:  Mr. Henry C. Harris
                    Telephone:  (510) 440-9600
                    Telecopier:  (510) 440-9696

            (with a copy to)

                    Cooley Godward LLP
                    One Maritime Plaza, 20th Floor
                    San Francisco, CA  94111
                    Attention:  John L. Cardoza, Esq.
                    Telephone:  (415) 693-2000
                    Telecopier:  (415) 951-3699

or to such other person or address as Buyer shall furnish to Seller in writing.


                                       27.

            (b)     If to Seller, to:

                    Palmer & Webb Systems Ltd.
                    Fountain House, Cleave Road
                    Leatherhead
                    Surrey KT22 7LX
                    United Kingdom
                    Attention:  Julian Palmer
                    Phone:  011-44-137-2378899
                    Fax:    011-44-137-2378845

            (with a copy to)

                    Brobeck Hale and Dorr
                    Hasilwood House
                    60 Bishopsgate
                    London EC2N 4AJ
                    Attention:  David Ayres
                    Telephone:  011-44-1716386688
                    Telecopier:  011-44-1716385888

or to such other person or address as Seller shall furnish to Buyer in writing.

     If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next Business Day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

     13.7 ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

     13.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.9 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.10 FURTHER DOCUMENTS. Buyer, Seller and PWBV each agree to execute all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.


                                       28.

     13.11 SURVIVAL. All provisions of this Agreement shall survive the Closing.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                   "BUYER"

                                   ZITEL WORLD TRADE


                                   By:   /s/ Jack H. King
                                        ----------------------------------------
                                             Jack H. King, CEO

                                        ----------------------------------------
                                                  [Print Name and Title]

                                   "PARENT"

                                   ZITEL CORPORATION


                                   By:   /s/ Jack H. King
                                        ----------------------------------------

                                             Jack H. King, CEO
                                        ----------------------------------------
                                                  [Print Name and Title]

                                   "SELLER"

                                   HELL SAILS B.V.


                                   By:   /s/ J. H. Van Bergen
                                        ----------------------------------------

                                             J. H. Van Bergen
                                        ----------------------------------------
                                                  [Print Name and Title]

                                   "PWBV"

                                   PALMER & WEBB SYSTEMS B.V.


                                   By:    /s/ J. Fortgens, Managing Director
                                        ----------------------------------------

                                          /s/ M. L. Schuurkes, Managing Director
                                        ----------------------------------------
                                                  [Print Name and Title]


                                       29.

                                    EXHIBIT A

                                   DEFINITIONS

     As used in the Agreement the following terms shall have the following respective meanings:

     "ACQUISITION PROPOSAL" shall have the meaning specified in Section 5.2.8 of the Agreement.

     "AFFILIATE" shall have the meaning specified in Section 3.8.13 of the Agreement.

     "AGREEMENT" shall have the meaning specified in the preamble to the Agreement.

     "BALANCE SHEET" shall have the meaning specified in Section 3.4 of the Agreement.

     "BALANCE SHEET DATE" shall mean April 30, 1997.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any weekday on which Comerica Bank - California in San Francisco, California is not open for business.

     "BUYER" shall have the meaning specified in the preamble to the Agreement.

     "BUYER'S AFFILIATES" shall have the meaning specified in Section 8.1 of the Agreement.

     "CLAIM" shall have the meaning specified in Section 8.1 of the Agreement.

     "CLOSING" and "CLOSING DATE" shall have the meanings specified in Section 9 of the Agreement.

     "COMING BACK SERVICE" shall have the meaning specified in Section 3.16.2(b) of the Agreement.

     "DATAMETRICS" shall have the meaning specified in Section 6.4 of the Agreement.

     "DISCLOSURE LETTER" shall mean that disclosure letter, together with the Schedules contained therein, attached and forming a part of the Agreement.

     "ESCROW AGENT" shall mean Comerica Bank - California.

     "ESCROW AGREEMENT" shall mean that certain agreement between the parties to the Agreement and the Escrow Agent in the form of EXHIBIT E to the Agreement.

     "FINANCIAL STATEMENTS" shall have the meaning specified in Section 3.4 of the Agreement.


                                       1.

     "FIRST ANNIVERSARY DATE" shall have the meaning specified in Section 8.5 of the Agreement.

     "FIRST PERIOD" shall have the meaning specified in Section 8.5 of the Agreement.

     "FIRST PERIOD DEDUCTIBLE AMOUNT" shall have the meaning specified in
Section 8.5 of the Agreement.

     "FORM S-3" shall have the meaning specified in Section 3.21 of the Agreement.

     "GAAP" shall mean generally accepted accounting principles in the relevant jurisdiction.

     "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the meanings specified in Section 8.3.1 of the Agreement.

     "KNOWLEDGE," "KNOWN," "AWARENESS" and "AWARE" shall mean the combined actual knowledge of any director or officer of Seller and any director or officer of Seller shall be deemed to have such knowledge as he or she would have after having made all due, diligent and careful inquiries and after having received full disclosure in response to such inquiries.

     "LAWS" shall have the meaning specified in Section 3.11.1 of the Agreement.

     "LIENS" shall have the meaning specified in Section 3.12.1 of the Agreement.

     "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of PWBV's business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARENT" shall have the meaning specified in the preamble to the Agreement.

     "PERSON" means any individual, corporation, limited liability corporation, association, general partnership, limited partnership, limited liability partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

     "PURCHASE PRICE" shall have the meaning specified in Section 2.1 of the Agreement.

     "PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT" shall have the meaning specified in Section 2.2.1 of the Agreement.

     "PWBV" shall have the meaning specified in the preamble to the Agreement.

     "REAL PROPERTY" shall have the meaning specified in Section 3.12.3 of the Agreement.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall have the meaning specified in Section 3.21 of the Agreement.


                                       2.

     "PWBV'S EMPLOYEES" shall have the meaning specified in Section 3.16.2(a) of the Agreement.

     "SECOND PERIOD" shall have the meaning specified in Section 8.5 of the Agreement.

     "SECOND PERIOD DEDUCTIBLE AMOUNT" shall have the meaning specified in
Section 8.5 of the Agreement.

     "SELLER" shall have the meaning specified in the preamble to the Agreement.

     "TAXES" shall mean any and all forms of direct and indirect taxation levied from or imposed on or to be withheld by the MeesPierson Group under any tax laws or regulations, whether national or foreign, including without limiting the generality of the foregoing, corporate income tax, capital tax, wage tax, real estate property tax, transfer taxes, registration tax, sales tax, value added tax, withholding tax, divestment payments (such as repayment or recapture of investment premiums, subsidies, investment credits, allowances or deductions), custom duties, stock exchange tax, excise tax or gift tax and all social security contributions and any interest and penalties due in respect thereof or in connection therewith.

     "UNISYS AGREEMENT" shall have the meaning specified in Section 3.15.3 of the Agreement.

     "UK ASSET PURCHASE AGREEMENT" shall have the meaning specified in
Section 7.5 of the Agreement.

     "ZITEL STOCK CONSIDERATION" shall have the meaning specified in
Section 2.2.2 of the Agreement.


                                       3.

                                   Exhibit B

                               PURCHASE PRICE AND
                        INDEMNIFICATION ESCROW AGREEMENT

     THIS PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT (this "AGREEMENT") is dated as of June 30, 1997, by and among ZITEL LIMITED, a company incorporated in England and Wales ("ZITEL U.K."), and ZITEL WORLD TRADE, a California corporation ("ZITEL WORLD TRADE") (Zitel U.K. and Zitel World Trade are hereinafter collectively referred to as "BUYER"), PALMER & WEBB SYSTEMS LTD., a company incorporated in England and Wales ("PWUK"), REGINALD WEBB and JULIAN PALMER, as the sole shareholders of PWUK (individually, a "PWUK SHAREHOLDER" and collectively, the "PWUK SHAREHOLDERS"), MOEBIUS BUSINESS TRAINING LTD., a company incorporated in England and Wales ("MOEBIUS"), and PWUK, as the sole shareholder of Moebius (the "MOEBIUS SHAREHOLDER"), HELL SAILS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands ("HELL SAILS"), and PALMER & WEBB SYSTEMS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands ("PWBV"), and COMERICA BANK - CALIFORNIA (the "ESCROW AGENT"). (PWUK, Moebius and Hell Sails are sometimes hereinafter individually referred to as a "SELLER" and collectively as the "SELLERS") (The PWUK Shareholders and the Moebius Shareholder are sometimes hereinafter individually referred to as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS").


                                    RECITALS

     A. Pursuant to that certain Asset Purchase Agreement dated the date hereof (the "ASSET PURCHASE AGREEMENT") between Zitel U.K., PWUK, Moebius, the PWUK Shareholders and the Moebius Shareholder, Zitel U.K. is purchasing substantially all of the assets, and assuming certain of the liabilities, of PWUK and Moebius.

     B. Pursuant to that certain Stock Purchase Agreement dated the date hereof (the "STOCK PURCHASE AGREEMENT") between Zitel World Trade, Hell Sails and PWBV, Zitel World Trade is purchasing all of the outstanding and issued stock of PWBV from Hell Sails. The Asset Purchase Agreement and the Stock Purchase Agreement are hereinafter collectively referred to as the "AGREEMENTS".

     C. A condition precedent to the consummation of the Agreements is the execution and delivery of this Agreement by the parties hereto. Certain capitalized terms used in this Agreement are defined in the Agreements.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.


                                       1.

1.   ESTABLISHMENT OF ESCROW ACCOUNTS.

     1.1 PURCHASE PRICE ADJUSTMENT ESCROW. At the Closing (as defined in the Agreements), Buyer shall deliver the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "PURCHASE PRICE ADJUSTMENT ESCROW AMOUNT") to Comerica Bank - California (the "ESCROW AGENT") to be held in a segregated interest-bearing account as provided for in this Section 1.1 (the "PURCHASE PRICE ADJUSTMENT ESCROW"). On or before the fifth (5th) day following the final determination of the Second Quarter Balance Sheets (as defined below) (such date being hereinafter referred to as the "SETTLEMENT DATE"): (a) if the total assets reflected in the Second Quarter Balance Sheets less the total assets reflected in the balance sheets of PWUK, Moebius and PWBV, each dated as of April 30, 1997 (collectively, the "APRIL 30 BALANCE SHEETS") is less than Fifty Thousand Dollars ($50,000), no adjustment shall be made to the Purchase Price in both Agreements and the entire Purchase Price Adjustment Escrow Amount shall be paid to PWUK on behalf of all Sellers promptly thereafter; and (b) if the total assets reflected in the Second Quarter Balance Sheets less the total assets reflected in the April 30 Balance Sheets is equal to or greater than Fifty Thousand Dollars ($50,000), the excess, together with actual interest earned thereon paid from the Closing Date (as defined in the Agreements) to the Settlement Date (the "PURCHASE PRICE ADJUSTMENT"), shall be deducted equally from the Purchase Price paid under both Agreements and paid to Buyer from the Purchase Price Adjustment Escrow and the remaining Purchase Price Adjustment Escrow Amount, together with actual interest earned thereon, shall be paid to PWUK on behalf of all Sellers promptly thereafter.

     1.2 INDEMNIFICATION ESCROW. At the Closing, Buyer shall deliver the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "INDEMNIFICATION ESCROW AMOUNT") to the Escrow Agent to be held in a segregated interest-bearing account as provided for in this Section 1.2 (the "INDEMNIFICATION ESCROW"). The Escrow Agent shall hold the Indemnification Escrow Amount until 5:00 p.m. (Pacific Standard Time) on the first anniversary of the Closing Date (the "FIRST ANNIVERSARY DATE") for the purpose of paying for: (a) any claims for indemnity made by Buyer pursuant to Section 11 of the Asset Purchase Agreement or Section 8 of the Stock Purchase Agreement; and (b) any claim for a Warranty Credit made by Buyer pursuant to Section 3.3 of the Asset Purchase Agreement. In the event that no such claim(s) are made by Buyer by the First Anniversary Date, the Indemnification Escrow Amount, together with any interest earned thereon, shall be paid by the Escrow Agent to PWUK on behalf of all Sellers promptly thereafter. In the event that Buyer makes one or more such claim(s) by the First Anniversary Date: (a) the amount of such claim(s) shall continue to be held in the Indemnification Escrow and the Indemnification Escrow shall be extended after the First Anniversary Date until such time as such claim(s) is finally resolved; and (b) the difference between the Indemnification Escrow Amount and the amount of such claim(s), together with any interest earned thereon, shall be paid by the Escrow Agent to PWUK on behalf of all Sellers promptly thereafter.

     1.3 METHOD OF PAYMENT. All payments under this Article 1 shall be made by wire transfer of immediately available funds to an account designated by the recipient not less than forty-eight (48) hours prior to the time for payment specified herein.


                                       2.

2.   SECOND QUARTER BALANCE SHEETS.

     2.1 PREPARATION. Within sixty (60) days after the Closing Date, Buyer shall deliver to PWUK on behalf of all Sellers a balance sheet of each of PWUK, Moebius and PWBV as of July 31, 1997, prepared in accordance with generally accepted accounting principles from the books and records of each of PWUK, Moebius and PWBV, on a basis consistent with generally accepted accounting principles ("GAAP") theretofore followed by each of PWUK, Moebius and PWBV in the preparation of the April 30 Balance Sheets and in accordance with this
Section 2.1, and fairly presenting the financial position of each of PWUK, Moebius and PWBV as of July 31, 1997. Such balance sheets shall be accompanied by detailed schedules of the Purchased Assets and Assumed Liabilities together with a report prepared by Buyer stating that such balance sheets have been prepared in accordance with GAAP, on a basis consistent with the accounting principles theretofore followed by each of PWUK, Moebius and PWBV, except as otherwise provided in this Section 2.1 and setting forth the amount of any adjustment to the Purchase Price under the Agreements.

     2.2 RIGHT TO OBJECT. Within thirty (30) days following the delivery of such balance sheets, only PWUK, or the Sellers' independent accountants (MP Saunders & Company with respect to PWUK and Moebius and Van Doesburg & Partners with respect to PWBV ("SELLERS' ACCOUNTANTS")), on behalf of any or all Sellers, may object to any of the information contained in such balance sheets. Any such objection shall be made in writing. PWUK and the applicable Sellers' Accountant, on the one hand, and Buyer and Coopers & Lybrand L.L.P. ("BUYER'S ACCOUNTANT"), on the other hand, shall use their best efforts to reasonably resolve such dispute(s) in a timely fashion.

     2.3 APPOINTMENT OF THIRD AUDITOR. In the event of a dispute or disagreement relating to the balance sheets which Buyer and Seller(s) are unable to resolve, any party may elect to have all such disputes or disagreements resolved by an accounting firm of nationally recognized standing (the "THIRD ACCOUNTING FIRM") to be mutually selected by the applicable Seller and Buyer or, if no agreement is reached, by the applicable Sellers' Accountant and Buyer's Accountant. The Third Accounting Firm shall make a resolution of the balance sheet of the applicable Seller as of July 31, 1997, which shall be final and binding for purposes of this Article 2. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within fifteen
(15) days of its hiring and, in any case, as soon as practicable after such date. The fees and expenses for the services of the Third Accounting Firm shall be shared by Buyer and the applicable Seller as follows:

     The applicable Seller shall pay a percentage of such fees and expenses equal to A/(A+B) and Buyer shall pay a percentage of such fees and expenses equal to B/(A+B), where A is equal to the absolute value of the difference (in dollars) between assets as finally determined by the Third Accounting Firm and assets as reflected in the objection prepared and delivered by the applicable Seller in accordance with Section 2.2 hereof, and B is equal to the absolute value of the difference (in dollars) between assets as finally determined by the Third Accounting Firm and assets as reflected in the report prepared and delivered by Buyer in accordance with Section 2.1 hereof. As used in this Agreement, the term "SECOND


                                       3.

QUARTER BALANCE SHEETS" shall mean the balance sheets of each of PWUK, Moebius and PWBV as of July 31, 1997 as finally determined for purposes of this
Article 2, whether by acquiescence of Sellers in the figures supplied by Buyer in accordance with Section 2.1 hereof, by negotiation and agreement of the parties or by the Third Accounting Firm in accordance with this Section 2.3.

     2.4 ACCESS. Buyer agrees to permit Sellers, the applicable Sellers' Accountant, and their respective representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, all books and records of Seller, including but not limited to, the books, records, schedules, work papers and audit programs of Buyer and Buyer's Accountant and access to representatives of Buyer's Accountant, which documents and access are necessary to review the balance sheet delivered by Buyer in accordance with Section 2.1 hereof. Sellers similarly agree to permit Buyer's Accountant and their respective representatives, during normal business hours, to have reasonable access to any books and records of Sellers which do not constitute Purchased Assets, in order to enable them to prepare such balance sheet.

3.   REPRESENTATIONS AND WARRANTIES.

     Each of Zitel U.K., Zitel World Trade, PWUK, Moebius, Hell Sails, PWBV and Escrow Agent hereby makes the following representations and warranties to every other party hereto, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by any other party hereto, or any knowledge of any other party and shall survive the Closing.

     3.1 CORPORATE. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. It has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by it and to carry out the transactions contemplated hereby and thereby.

     3.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by its board of directors. No other corporate act or proceeding on the part of it or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by it pursuant hereto will constitute, valid and binding agreements of it, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.


                                       4.

4. TERMINATION. This Agreement shall terminate upon the earlier of: (a) that date when the amount in both the Purchase Price Adjustment Escrow and the Indemnification Escrow is Zero Dollars ($0); or (b) the written agreement of all parties hereto.

5.   RESOLUTION OF DISPUTES.

     5.1 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms, or any claim that the execution and delivery of such agreements constituted a violation of the securities laws of any state or the United States or any claim for damages or rescission of this Agreement for fraud, misrepresentation or violation of any such securities laws, shall be settled by binding arbitration held in San Francisco, California, accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 5. The panel to be appointed shall consist of one neutral arbitrator.

     5.2 PROCEDURES; NO APPEAL. The arbitrator shall allow such discovery as he or she determines appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator. The arbitrator shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

     5.3 AUTHORITY. The arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator.

     5.4 ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator may be entered in any court having in personam and subject matter jurisdiction. Sellers, Buyer and Shareholders hereby submit to the in personam jurisdiction of the Federal and State courts in California, for the purpose of confirming any such award and entering judgment thereon.

     5.5 CONFIDENTIALITY. All proceedings under this Article 5, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

     5.6 CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Article 5 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.


                                       5.

     5.7 TOLLING. All applicable statues of limitation shall be tolled while the procedures specified in this Article 5 are pending. The parties will take such action, if any, required to effectuate such tolling.

     5.8 EXPENSES. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 5.3 hereof) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

6.   MISCELLANEOUS.

     6.1 ASSIGNMENT; PARTIES IN INTEREST. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Sellers hereunder. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

     6.2 GOVERNING LAW. This Agreement shall be construed and interpreted according to the internal laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

     6.3 AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or supplemented without the prior written consent of all parties hereto.

     6.4 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated in the Agreements (or, with respect to the Escrow Agent, to the address indicated on the signature page hereto), by registered or certified international courier service. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Section, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this Section, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof to each other party hereto.


                                       6.

     6.5 ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

     6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.7 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     6.8 FURTHER DOCUMENTS. The parties hereto each agree to execute all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

     6.9  SURVIVAL.  All provisions of this Agreement shall survive the Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                   "BUYERS"

                                   ZITEL LIMITED


                                   By:   /s/ Jack H. King
                                        ------------------------------------
                                             Jack H. King, CEO
                                        ------------------------------------
                                               [Print Name and Title]


                                   ZITEL WORLD TRADE


                                   By:   /s/ Jack H. King
                                        ------------------------------------
                                             Jack H. King, CEO
                                        ------------------------------------
                                               [Print Name and Title]


                                       7.

                                   "SELLERS"

                                   PALMER & WEBB SYSTEMS LTD.


                                   By:   /s/ Julian C. C. Palmer
                                        -----------------------------------
                                             Julian C. C. Palmer, Director
                                        -----------------------------------
                                               [Print Name and Title]


                                   MOEBIUS BUSINESS TRAINING LTD.


                                   By:   /s/ R. H. W. Webb
                                        -----------------------------------
                                             R. H. W. Webb, Director
                                        -----------------------------------
                                               [Print Name and Title]


                                   HELL SAILS B.V.


                                   By:   /s/ J. H. Van Bergen
                                        -----------------------------------
                                             J. H. Van Bergen
                                        -----------------------------------
                                               [Print Name and Title]


                                   "SHAREHOLDERS"


                                    /s/ Reginald Webb
                                   ----------------------------------------
                                   REGINALD WEBB

                                    /s/ Julian Palmer
                                   ----------------------------------------
                                   JULIAN PALMER


                                       8.

                                   PALMER & WEBB SYSTEMS, LTD.


                                   By:   /s/ R. H. W. Webb
                                        -----------------------------------
                                             R. H. W. Webb, Director
                                        -----------------------------------
                                               [Print Name and Title]

                                   "PWBV"


                                   PALMER & WEBB SYSTEMS B.V.


                                   By:  /s/ T. Fortgens, Managing Director
                                        -----------------------------------
                                        /s/ M. L. Schuurkes, Managing Director
                                        -----------------------------------
                                               [Print Name and Title]


                                       9.

                                      EXHIBIT C
                       PALMER & WEBB SYSTEMS INTERNATIONAL B.V.
                                    BALANCE SHEET
                                    APRIL 30, 1997


(FIGURES ARE IN DUTCH GUILDERS)                                        PWBV

FIXED ASSETS                                                            6,547

CURRENT ASSETS:
 Trade                                                                394,882
 Stock                                                                  8,708
 Prepayments                                                                0
 Other Debtors                                                              0
 Bad Debt Provision                                                         0
 Cash in Bank                                                         703,228
                                                                   ----------
    TOTAL CURRENT ASSETS                                            1,106,818
                                                                   ----------
                                                                   ----------

CURRENT LIABILITIES:
 Trade Creditors                                                    1,000,079
 Sales in Advance                                                           0
 Accruals                                                                   0
 Other Creditors                                                            0
 VAT Liability                                                              0
 Paye/NIC Creditor                                                          0
 Expense Accounts                                                           0
                                                                   ----------
    TOTAL CURRENT LIABILITIES                                       1,000,079

    NET WORKING CAPITAL                                               106,739

                                                                   ----------
    NET ASSETS                                                        113,286
                                                                   ----------
                                                                   ----------

CAPITAL & RESERVES:
 Ordinary Shares                                                       40,000
 Share Premium Account                                                      0
 Reserves                                                                   0
 P & L Prior                                                          266,094
 P & L Current                                                       -192,808
 Dividends Paid Current                                                     0
    TOTAL CAPITAL AND RESERVES                                        113,286
                                                                   ----------
                                                                   ----------

Buruma Maris

                                      EXHIBIT D

                                     CERTIFICATE



THE UNDERSIGNED:

Mr. Onno Berend Okkinga, civil-law notary, practising at Rotterdam;

herewith certifies:

THAT Hell Salls B.V., a limited liability company established in the Netherlands, hereinafter also referred to as the "Company", has been incorporated on 20th August 1984;

THAT the Company has been duly incorporated, is legally existing under the laws of the Netherlands and that as per the date hereof the Company is not declared bankrupt or liquidated;

THAT the Company is registered with the Trade Registry of the Chamber of Commerce and industry at Middelburg (The Netherlands) under file number 22026154;

THAT as per 27th June 1997 the sole managing director of the Company is Mr. Johannes Henricus van Bergen, born at Dordrecht 5th October 1960, residing Vrouwesteeg 7, 2801 EK Goude, The Netherlands, who has individual power to represent the Company and to bind the Company towards third parties;

THAT the Company's objects' clause includes the authority for the Company to acquire and to dispose of subsidiaries and in general shares in other companies and that the intended sale and transfer of shares in the capital of Palmer & Webb Systems B.V. is within the scope of the Company's objectives;

Duly signed this 27th day of June, 1997.

/s/ O. B. Okkinga

O.B. Okkinga, notary and partner of Buruma Maris.


                                          2.

                                      Exhibit E

                                   ESCROW AGREEMENT
                            INSTITUTIONAL TRUST DEPARTMENT


This Agreement made this 30th day of June 1997 between the parties listed on Exhibit Attached hereto, a corporation (herein called the "Depositor"), and parties listed on Exhibit A attached (herein called the "Other Party") and COMERICA BANK, a California banking corporation (herein called the "Agent") whose address is 250 Lytton Avenue, Palo Alto, CA 94301.

WITNESSETH

The Agent acknowledges receipt in Escrow from Depositor of the following:
$300,000.00 (herein called "Property").

1.  The Agent is hereby authorized and instructed to either:

    a. Deliver the Property to the Other Party in strict compliance with the following Condition(s), or,

    b. Failing strict compliance with the Condition(s), re-deliver the Property to Depositor; whereupon in either event, Agent's duties and liabilities in connection with this Escrow shall terminate.

    c. The Conditions are: See the Purchase Price and Indemnification Escrow Agreement attached as Exhibit B hereto.

2. The duties and obligations of Agent hereunder shall be determined solely by the express provision of this Agreement. Agent shall not be liable or responsible for any act done, or step taken or omitted by it, or any mistake of fact or law, or for anything which it may do or refrain from doing, except for its gross negligence, willful default or failure in the performance of any obligation imposed upon it hereunder.

    Agent is authorized to act in reliance upon the sufficiency, correctness, genuineness or validity of any instrument or document or other writing submitted to it hereunder, and shall have no liability with respect to said matters.

3. Any funds held by Agent hereunder shall be held and invested by Agent as specified in written instructions, Agent may deposit said funds in an interest bearing deposit account with other similar funds. All proxies will be voted by the Agent. Agent is not obligated to render any statements or notices of non-performance hereunder to any party hereto but may in its discretion inform any party hereto, or his authorized representative, of any matters pertaining to this Escrow.

    Rule 14b-1(c) of the Securities and Exchange Commission enables corporations to learn the identity of their security holders whose securities are held by the Bank and registered in "nominee" or "street" name unless the beneficial owner specifically indicates its objection to such disclosure. The Depositor hereby indicates its objection to disclosure by the Bank of Depositor's name, address and security position to all companies whose securities are held in this Account and are registered in "nominee" or "street" name.


                                          1.

4. Agent's fee in the amount of 50 basis points shall be automatically deducted from the Escrow. The Depositor and Other Party agree, jointly and severally, to indemnify and hold harmless the Agent from any costs, damages, expenses or claims, including attorney's fees, which Agent may incur or sustain as a result of or arising out of this Escrow Agreement or Agent's duties relating thereto, and will apply them on demand, and the Agent is hereby given a lien upon, and security interest in, the Property deposited in this escrow to secure Agent's right to payment or reimbursement.

    Agent shall be reimbursed $25 for all wire or check disbursements and actual cost for any termination expenses made or incurred hereunder, and if it shall be required to perform extraordinary services not contemplated herein, it shall receive reasonable additional compensation therefor.
    Agent shall not be required to institute or maintain litigation unless indemnified to its satisfaction for its counsel fees, costs, disbursements and all other costs, expenses and liabilities to which it may in its judgment be subjected in connection with such action.

5. In the event of any disagreement or the presentation of adverse claims or demands in connection with the Property, Agent shall, at its option, be entitled to refuse to comply with any claims or demands during the continuance of such disagreement and may refrain from delivering any item affected thereby, and in so doing, Agent shall not become liable to Depositor or Other Party, or any of them, or to any other person, due to its failure to comply with any such adverse claim or demand. Agent shall be entitled to continue, without liability, to refrain and refuse to act:

    a. Until all the rights of the adverse claimants have been finally adjudicated by a court having jurisdiction of the parties and the items affected thereby, after which time the Agent shall be entitled to act in conformity with such adjudication; or

    b. Until all differences shall have been adjusted by agreement and Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by Depositor and Other Party and by all persons making adverse claims or demands, at which time agent shall be protected in acting in compliance therewith.

    The parties agree that the Agent may seek adjudication of any adverse claim or demands in an appropriate County Court, or the United States Federal District Court, agree to the jurisdiction of either of said Courts over their persons as well as the Property, waive personal service of any process, and agree that service of process by certified or registered mail, return receipt requested, to the address set forth below each party's signature to this Agreement shall constitute adequate service.

6. The entire agreement of the parties is contained herein; any change in terms or conditions herein may only be made in writing signed by all parties hereto. Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any Condition, unless it has actually received written notice hereof from one of the parties by certified or registered mail, return receipt requested, addressed to Agent's address shown at the top of this Agreement, such notice clearly referring to this Agreement.

7. This Escrow Agreement shall be deemed to have been made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performances.


                                          2.

8. Agent may consult with legal counsel to be selected and employed by it and shall be fully protected with respect to any action or inaction under this Agreement taken or suffered in good faith by Agent in accordance with the opinion of such counsel.

9. Agent may resign as such following the giving of thirty (30) days prior written notice to the other parties hereto. Similarly, Agent may be removed and replaced following the giving of thirty (30) days prior written notice to Agent by the other parties hereto. In either event, the duties of the Agent shall terminate thirty (30) days after the date of such notice (or at such earlier date as may be manually agreeable); and Agent shall then delivery the balance of the escrow deposit then in its possession to a successor escrow agent as shall be appointed by Other Party hereto, as evidenced by a written notice filed with Agent, or if no successor escrow agent has been so appointed, the then acting Agent shall deliver the balance of the escrow deposit then in its possession to (indicate disposition of escrow deposit) ____________________________________________.

10. It is the intention of the parties hereto that Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

11. No waiver nor any past agreement or condition hereunder by any party hereto shall operate as a continuing waiver of any agreement or condition under this Agreement. Each party shall have the right to waive and/or nullify, in writing, any condition or term of this Agreement which is for its or his benefit.

12. If any provision or clause in this Agreement or application thereof to any person or circumstances is held invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end the provisions of this Agreement are declared to be severable.

    See the signature page attached as Exhibit C hereto.

DEPOSITOR:                        OTHER PARTY:
          ---------------------               -------------------------------

By:                               By:
   ----------------------------      ----------------------------------------
    (Name & Title)                     (Name & Title)

-------------------------------   -------------------------------------------
    (Signature)                        (Signature)

-------------------------------   -------------------------------------------
    (Date)                             (Date)

-------------------------------   -------------------------------------------
    (Address)                          (Address)


                                          3.

COMERICA BANK:



By: /s/ illegible
    ---------------------------------
    (Name & Title)

-------------------------------
    (Signature)

-------------------------------
    (Date)


                                          4.

                            EXHIBIT A TO ESCROW AGREEMENT


PARTIES TO ESCROW AGREEMENT:



the "Depositor":

ZITEL LIMITED, a company incorporated in England and Wales, and

ZITEL WORLD TRADE, a California corporation


the "Other Party":

PALMER & WEBB SYSTEMS LTD., a company incorporated in England and Wales,

MOEBIUS BUSINESS TRAINING LTD., a company incorporated in England and Wales,

HELL SAIS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands,

PALMER & WEBB SYSTEMS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands, and

REGINALD WEBB AND JULIAN PALMER, individually


                                          1.

                            EXHIBIT B TO ESCROW AGREEMENT

                 Purchase Price and Indemnification Escrow Agreement

                                      (attached)


                                          1.

                            EXHIBIT C TO ESCROW AGREEMENT

SIGNATURE PAGE TO ESCROW AGREEMENT:


                             THE "DEPOSITOR"

                             ZITEL LIMITED


                             By:  /s/ Jack H. King
                                  --------------------------------------

                                  Jack H. King, CEO
                                  --------------------------------------
                                       [Print Name and Title]


                             ZITEL WORLD TRADE


                             By:  /s/ Jack H. King
                                  --------------------------------------

                                  Jack H. King, CEO
                                  --------------------------------------
                                       [Print Name and Title]


                             THE "OTHER PARTY"


                             PALMER & WEBB SYSTEMS LTD.


                             By:  /s/ Julian C. C. Palmer
                                  --------------------------------------

                                  Julian C. C. Palmer, Director
                                  --------------------------------------
                                       [Print Name and Title]


                             MOEBIUS BUSINESS TRAINING LTD.


                             By:  /s/ R. H. W. Webb
                                  --------------------------------------

                                  R. H. W. Webb, Director
                                  --------------------------------------
                                       [Print Name and Title]


                             HELL SAILS B.V.


                                          1.

                             By:  /s/ J. H. Van Bergen
                                  --------------------------------------

                                  J. H. Van Bergen
                                  --------------------------------------
                                       [Print Name and Title]


                             PALMER & WEBB SYSTEMS B.V.


                             By:  /s/ T. Fortgens, Managing Director
                                  --------------------------------------

                                  /s/ M. L.Schuurkes, Managing Director
                                  --------------------------------------
                                       [Print Name and Title]



                             /s/ Reginald Webb
                             -------------------------------------------
                             REGINALD WEBB


                             /s/ Julian Palmer
                             -------------------------------------------
                             JULIAN PALMER


                                          2.

                               Exhibit F

                                              [COOLEY GODWARD LLP LETTERHEAD]


June 30, 1997



Hell Sails B.V.
Fountain House, Cleave Road
Leatherhead
Surrey KT22 7LX
United Kingdom

Ladies & Gentlemen:

We have acted as counsel for Zitel Corporation, a California corporation ("Zitel"), and Zitel World Trade, a California corporation ("Zitel Subcorp"), in connection with the purchase of all of the issued and outstanding shares of capital stock of Palmer & Webb Systems B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands ("PWBV"), from Hell Sails B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands ("Seller"), pursuant to that Stock Purchase Agreement dated June 30, 1997, by and among Zitel, Zitel Subcorp, PWBV and you (the "Purchase Agreement"), the Escrow Agreement (the "Escrow Agreement") and the Purchase Price Adjustment and Indemnification Escrow Agreement (the "Purchase Price Escrow Agreement") (the Purchase Agreement, the Escrow Agreement and the Purchase Price Escrow Agreement are hereinafter collectively referred to as the "Agreements"). We are rendering this opinion pursuant to Section 9.2.6 of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreements by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by Zitel and Zitel Subcorp of the Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received

Hell Sails B.V.
June 30, 1997
Page 2


all documents you were to receive under the Agreements; that the Agreements are obligations binding upon each of the parties thereto other than Zitel and Zitel Subcorp; that each of the parties thereto other than Zitel and Zitel Subcorp have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

    1. Each of Zitel and Zitel Subcorp has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

    2. The shares of Zitel Stock Consideration (as defined in the Purchase Agreement) to be issued and delivered to Seller pursuant to Section 2.2.2 of the Purchase Agreement, will, when issued in accordance with the terms of the Purchase Agreement, be validly issued, fully paid and nonassessable.

    3. Each of Zitel and Zitel Subcorp has all requisite corporate power and authority to enter into the Agreements, and to issue the Zitel Stock Consideration, in accordance with the terms thereof. The Agreements have been duly and validly authorized, executed and delivered by Zitel and Zitel Subcorp and constitute valid and binding agreements of Zitel and Zitel Subcorp enforceable against Zitel and Zitel Subcorp in accordance with their respective terms, except as rights to indemnity under Section 8 of the Purchase Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Hell Sails B.V.
June 30, 1997
Page 3


This opinion is intended solely for your benefit and is not to be made available to, or be relied upon by, any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP



By:  /s/ John L. Cardoza
    -------------------------------
         John L. Cardoza